UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 21, 2004

                     Pacificap Entertainment Holdings, Inc.
             (Exact name of registrant as specified in its charter)



          Nevada                       000-31048               33-0766069
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(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


                   12268 Via Latina, Del Mar, California 92914
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (858) 481-2207

                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Andrea Cataneo, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On December 21, 2004, we acquired all of the intangible assets and certain liabilities of Battleship VFX, Inc. ("Battleship") in exchange for 4,582,106 shares (the "Acquisition Shares") of our common stock issued to Brenda Michel, the sole owner of Battleship. In addition, we are obligated to issue 3,054,737 shares (the "Earn-out Shares") of our common stock to Ms. Michel upon Ms. Michel generating $2 million in gross revenues for our company. The Acquisition Shares and the Earn-out Shares are subject to weighted-average anti-dilution protection for a period of three years from issuance.

     Furthermore, we agreed to enter into an employment agreement with Ms. Michel, pursuant to which we will employ Ms. Michel for a term of two years at a salary of $150,000 per year. The employment agreement will automatically renew every two years so long as Ms. Michel has satisfactorily performed pursuant to the employment agreement and the terms of the acquisition. We can terminate Ms. Michel for cause if she is found by a court to have engaged in willful misconduct, gross negligence or convicted of a crime that constitutes a felony. In the event we terminate Ms. Michel's contract for any reason other than cause, we are obligated to pay Ms. Michel an amount equal to two years salary and a non-recourse loan in exchange for all of our common stock owned by Ms. Michel at that time. The amount of the non-recourse loan shall be the purchase price for the common stock from Ms. Michel, which shall be weighted average price of our common stock for the thirty days prior to Ms. Michel's termination.

Item 3.02 Unregistered Sales of Equity Securities.

         See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

  (a)    Financial statements of business acquired.

         Not applicable.

  (b)    Pro forma financial information.

         Not applicable.

  (c)    Exhibits.


Exhibit Number                    Description
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10.1           Asset  Acquisition Term  Sheet/Agreement,  by and among Pacificap
               Entertainment Holdings, Inc., Battleship VFX, Inc., and Brenda Michel


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Pacificap Entertainment Holdings, Inc.


Date: December 28, 2004                /s/ EDWARD LITWAK
                                       ------------------
                                       Edward Litwak
                                       Chief Executive Officer

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